SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Guangzhou Global Telecom, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated January 30, 2007 on the consolidated financial statements of Guangzhou Global Telecom, Inc. as of and for the years ended December 31, 2006 and 2005; our review report dated August 12, 2007 on the consolidated financial statements of Guangzhou Global Telecom, Inc. as of and for the six months ended June 30, 2007 in the Form SB-2 of Guangzhou Global Telecom, Inc.

                                                                         /s/  Samuel H. Wong Co., LLP
South San Francisco, California                                                                                                 Samuel H. Wong Co., LLP
August 31, 2007                                                                                                                            Certified Public Accountants